Exhibit 3.4

AMENDED AND RESTATED, BY-LAWS

OF

UNIVERSAL ELECTRONICS INC.
AS OF OCTOBER 23, 2007

AMENDED AND RESTATED, BY-LAWS

OF

UNIVERSAL ELECTRONICS INC.
ARTICLE I

OFFICES OF REGISTERED AGENT
Section 1.1        Office and Agent. The Corporation shall have and maintain a registered office in Delaware and a registered agent having a business office identical with such registered office.
Section 1.2        Other Offices. The Corporation may also have such other office or offices in Delaware or elsewhere as the Board of Directors may determine or as the business of the Corporation may require.
ARTICLE II

STOCKHOLDERS
Section 2.1        Annual Meeting. An annual meeting of the stockholders shall be held on the second Tuesday in May in each year beginning with the year 1992, at the hour of 10:30 A.M., local time or in the event the annual meeting is not held on such date and at such time, then on the date and at the time designated by the Board of Directors, for the purpose of electing directors and for the transaction of each other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the directors shall not be elected at the annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held as soon thereafter as may be convenient.
Section 2.2        Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman of the Board or by the President, and shall be called by the Chairman of the Board, the President or the Secretary at the request in writing of (a) The holders of at least twenty percent (20%) of all the outstanding shares of stock of the Corporation entitled to vote on the matter for which the meeting is called, or (b) a majority of the Board of Directors, or (c) any two (2) directors (but only so long as the Corporation's Series A Convertible Preferred Stock shall remain outstanding. Such request shall state the purpose or purposes of the proposed meeting.
Section 2.3        Place of Meeting. Meetings of stockholders, whether annual or special, shall be held at such time and place as may be determined by the Board of Directors and designated in the call and notice or waiver of notice of such meeting; provided, that a waiver of notice signed by all stockholders may designate any time or place as the time and place for the holding of such meeting. If no designation is made, the place of meeting shall be at the Corporation's principal place of business.
Section 2.4        Notice of Meeting. Written notice stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, or, in the case of a merger, consolidation or sale, lease or exchange of all or substantially all of the Corporation's property and assets, at least twenty (20) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President or the Secretary to each stockholder of record entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. If delivered (rather than mailed) to such address, such notice shall be deemed to be given when so delivered.
Section 2.5        Waiver of Notice. A waiver of notice in writing signed by a stockholder entitled to such notice, whether before or after the time of the meeting, shall be deemed equivalent to the giving of such notice. Attendance of a stockholder in person or by proxy at a meeting of stockholders shall constitute a waiver of notice of such meeting except when the stockholder or his or her proxy attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
Section 2.6        Fixing Record Date for Determination of Stockholders.
(a)    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment of such meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date as adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days, or in the case of a merger, consolidation or sale, lease or exchange of all or substantially all of the Corporation's property and assets, not less than twenty (20) days, before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
(b)    In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation at its registered office in the State of Delaware or at its principal place of business. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
(c)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.
(d)    Only those who shall be stockholders of record on the record date fixed in accordance with this section shall be entitled to notice of, and to vote at, such meeting and any adjournment of such meeting, or to consent to such corporate action in writing, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding the transfer of any stock on the books of the Corporation after the applicable record date.
Section 2.7        List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of the stockholders, the corporate books, or to vote at any meeting of the stockholders.
Section 2.8        Quorum and Manner of Acting. Unless otherwise provided by the Certificate of Incorporation of the Corporation, as may be amended or restated from time to time, or these By-laws, the holders of a majority of the outstanding shares of the

Corporation entitled to vote on a matter present in person or represented by proxy shall constitute a quorum for consideration of such matter at any meeting of stockholders; provided, that if holders of less than a majority of the outstanding shares entitled to vote on a matter are present in person or represented by proxy at said meeting, the holders of a majority of the shares so present in person or represented by proxy may adjourn the meeting from time to time without further notice other than announcement at the meeting at which the adjournment is taken of the time and place of the adjourned meeting. At the adjourned meeting the Corporation may transact any business which might properly have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If a quorum is present, the affirmative vote by the holders of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the General Corporation Law of the State of Delaware, the Certificate of Incorporation of the Corporation, as may be amended or restated from time to time, or these By-laws.
Section 2.9        Voting Shares and Proxies. Each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder, except as otherwise provided in the Certificate of Incorporation of the Corporation, as may be amended or restated from time to time. Each stockholder entitled to vote at a meeting of the stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no proxy shall be valid after three (3) years from its date unless otherwise provided in the proxy. Such proxy shall be in writing and shall be filed with the Secretary of the Corporation before or at the time of the meeting or the giving of such written consent, as the case may be. Execution of a writing authorizing another person or persons to act as proxy may be accomplished by the stockholder (or his or her authorized officer, director, employee or agent) signing such writing or causing his or her signature to be affixed to such writing by any reasonable means, including by facsimile signature. A stockholder may authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy; provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder.
Section 2.10        Inspectors. At any meeting of stockholders, the chairman of the meeting may, or upon the request of any stockholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon the list of stockholders produced at the meeting in accordance with Section 2.7 hereof and upon their determination of the validity and effect of proxies, and they shall count all votes, report the results and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders. Each such report shall be in writing and signed by at least a majority of the inspectors, the report of a majority being the report of the inspectors, and such reports shall be prima facie evidence of the number of shares represented at the meeting and the result of a vote of the stockholders.
Section 2.11        Voting of Shares by Certain Holders. Shares of its own stock belonging the Corporation, unless held by it in a fiduciary capacity, shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he or she expressly empowered the pledgee to vote thereon, in which case only the pledgee, or pledgee's proxy, may represent such stock and vote thereon.
Section 2.12        Voting by Ballot. Any question or any election at a meeting of the stockholders may be decided by voice vote unless the chairman of the meeting shall order that voting be by ballot or unless otherwise provided in the Certificate of Incorporation of the Corporation, as may be amended or restated from time to time, or required by the General Corporation Law of the State of Delaware.
Section 2.13        Informal Action. Any corporate action upon which a vote of stockholders is required or permitted may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted and shall be delivered to the Corporation at the office of its registered agent within the State of Delaware, at its principal place of business, or at such other place as determined by the Board of Directors. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to in the consent unless, within sixty (60) days of the earliest dated consent delivered to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation at the office of its registered agent within the State of Delaware, at its principal place of business, or at such other place as determined by the Board of Directors. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not so consented in writing.
ARTICLE III

DIRECTORS
Section 3.1        General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, except as may be otherwise provided by statute,

the Certificate of Incorporation of the Corporation, as may be amended or restated from time to time, or these By-laws.
Section 3.2        Number, Tenure and Qualifications. The number of directors which shall constitute the whole Board of Directors shall be such number as is determined from time to time by resolution of the Board of Directors, except as otherwise provided for in the Certificate of Incorporation of the Corporation, as may be amended or restated from time to time. Each Director elected shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be stockholders of the Corporation or residents of Delaware.
Section 3.3        Regular Meetings. A regular meeting of the Board of Directors shall be held, without other notice than this Section 3.3, immediately after and at the same place as the annual meeting of stockholders. In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as provided below with respect to special meetings of the Board of Directors or as shall be specified in a written waiver signed by all of the directors. The Board of Directors may provide, by resolution, the time and place, either within or without Delaware, for the holding of additional regular meetings without other notice than such resolution.
Section 3.4        Special Meeting. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President, or any three (3) directors. The person or persons who call a special meeting of the Board of Directors may, within the notice such meeting designate time and place, either within or without Delaware, as the time and place for holding such special meeting. In the absence of such a designation, the place of meeting shall be the Corporation's principal place of business.
Section 3.5        Notice of Special Meetings. Notice stating the place, date and hour of a special meeting shall be mailed not less than five (5) days before the date of the meeting, or shall be sent by telegram or be delivered personally or by telephone not less than two (2) days before the date of the meeting, to each director, at such director's business address or such other address as such director may have advised the Secretary of the Corporation to use for such purpose by or at the direction of the person or persons calling the meeting. If delivered, such notice shall be deemed to be given when delivered to such address or to the person to be notified. If mailed, such notice shall be deemed to be given three (3) days after deposit in the United States mail so addressed, postage prepaid. If given by telegraph, such notice shall be deemed to be given the next business day following the day the telegram is given to the telegraph company. Such notice may also be given by telephone or other means not specified in these bylaws, and in each such case shall be deemed to be given when actually received by the director to be notified. Notice of any meeting of the Board of Directors shall set forth the time and place of the meeting. Neither the business to be transacted at nor the purpose of any meeting, regular or special, of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
Section 3.6        Waiver of Notice. A written waiver of notice, signed by a director entitled to notice of a meeting of the Board of Directors or of a committee of such board of which the director is a member, whether before or after the time of the meeting shall be deemed equivalent to the giving of such notice to that director. Attendance of a director at a meeting of the Board of Directors or of a committee of such board of which the director is a member shall constitute a waiver of notice of such meeting except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
Section 3.7        Quorum and Manner of Acting. A majority of the number of directors as fixed in Section 3.2 hereof shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; provided, that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise provided in the General Corporation Law of the State of Delaware, the Certificate of Incorporation of the Corporation, as may be amended or restated from time to time, or these By-laws.
Section 3.8        Presumption of Assent. A director of the Corporation who is present at a duly convened meeting of the Board of Directors or any committee of such board at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless such Director's dissent shall be entered in the minutes of the meeting or unless such Director shall file a written dissent to such action with the person acting as the secretary of the meeting before adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
Section 3.9        Informal Action by Directors. Any action which is required by law or by these By-laws to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors or any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. Such consent shall have the sane force and effect as a unanimous vote of all of the directors or all of the members of such committee, as the case may be, at a duly called meeting thereof, and shall be filed with the minutes of proceedings of the Board or committee.
Section 3.10        Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation of the Corporation, as may be amended or restated from time to time; or these By-laws, members of the Board of Directors or of any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence at such a meeting.
Section 3.11        Resignations. Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President, or the

Secretary. Such resignation shall take effect at the time specified therein; and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.
Section 3.12        Vacancies.
(a)    Unless otherwise provided by the Certificate of Incorporation of the Corporation, as may be amended or restated from time to time, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class shall be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and the directors so chosen shall hold office until their successors are elected and qualified or until their earlier resignation or removal.
(b)    Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation of the Corporation, as may be amended or restated from time to time, vacancies and newly creaked directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by the sole remaining director so elected, and the directors so chosen shall hold office until the next election of the class or series for which such directors shall have been chosen, and until their successors shall be elected and qualified or until their earlier resignation or removal.
Section 3.13        Removal. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, provided, however, that:
(a)    if the Board is classified and unless otherwise provided in the Certificate of Incorporation of the Corporation, as may be amended or restated from time to time, the stockholders may affect such removal only for cause; or
(b)    if the Corporation has cumulative voting, and less than the entire Board of Directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or, if there be classes of directors, at an election of the class of directors of which he is a part.
Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the Certificate of Incorporation of the Corporation, as may be amended or restated from time to time, the provisions of this Section 3.13 shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.
Section 3.14        Interested Directors.

(a)    No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:
(1)    The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction, by the affirmative votes of a majority of the disinterested directors, even 'though the disinterested directors be less than a quorum; or
(2)    The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or
(3)    The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.
(b)    Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
Section 3.15        Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and at each meeting of a committee of the Board of Directors of which they are members. The Board of Directors, irrespective of any personal interest of any of its members, sha11 have authority to fix compensation of all directors for services to the Corporation as directors, officers or otherwise.
Section 3.16        Rights of Holders of the Corporation’s Series A Convertible Preferred Stock. So long as the Corporation’s Series A Convertible Preferred Stock remains outstanding, the holders of the Series A Convertible Preferred Stock shall be entitled to attend all meetings of the Board of Directors and any Executive Committee thereof as observers only and shall receive such advance notice of such meetings as the directors shall receive. This Section 3.16 may not be amended, altered, or repealed, except by the holders of a majority of the outstanding Series A Convertible Preferred Stock, if any.
ARTICLE IV

STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES

Subject to the rights of' holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, one hundred twenty {120) days in advance of the date of the proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, a reasonable time in advance of the meeting. For purposes of this Section, a "reasonable time in advance of the meeting" is at least fifteen (15) days before the date that the proxy statement in connection with such meeting is to be mailed to the stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person and persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or at the meeting to nominate the by proxy person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer at the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.
ARTICLE V

COMMITTEES
Section 5.1        Appointment and Powers. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation which, to the extent provided in said resolution or in these By-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation of the Corporation, as may be amended or restated from time to time (except that any such committee may, to the extent authorized in the resolution or resolutions providing for the issuance of such shares of stock adopted by the Board of Directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation thereof, or amending the By-laws; and, unless the resolution, By-laws, or Certificate of Incorporation of the Corporation, as may be amended or restated from time to time, expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware.
Section 5.2        Absence or Disqualification of Committee Member. In the absence or disqualification of any member of such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
Section 5.3        Record of Proceedings. The committees shall keep regular minutes of their proceedings and when required by the Board of Directors shall report the same to the Board of Directors.
ARTICLE VI

OFFICERS
Section 6.1        Number and Titles. The officers of the Corporation shall be a Chairman of the Board, a President, a Chief Financial Officer, a Secretary, and a Treasurer. The Board of Directors may appoint such vice presidents, assistant secretaries and assistant treasurers and such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. Any two or more offices may be held by the same person.
Section 6.2        Election, Term of Office and Qualifications. The officers shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as may be convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall be elected to hold office until his successor shall have been elected and qualified, or until his earlier death, resignation or removal. Election of an officer shall not of itself create contract rights.
Section 6.3        Removal. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be sewed thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
Section 6.4        Resignation. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary. Such resignation shall take effect at the time specified therein; and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective; provided, however that the acceptance or deemed acceptance of such resignation by the Corporation shall be without prejudice to the contract rights, if any, of the Corporation with respect to such person so resigning.
Section 6.5        Duties. In addition to and to the extent not inconsistent with the provisions of these By-laws, the officers shall have such authority, be subject to such restrictions, and perform such duties in the management of the business, property and affairs of the Corporation as may be determined from time to time by the Board of Directors.
Section 6.6        Chairman of the Board. The Chairman of the Board shall be a member of the Board of Directors and shall preside at all meetings of the stockholders and of the Board of Directors of the Corporation. The Chairman may be given supervisory authority in specific matters by action of the Board of Directors and shall have the authority to perform such other duties as may be prescribed by the Board of Directors from time to time. When authorized or directed by the Board of Directors, the Chairman shall execute instruments and contracts on behalf of the Corporation.
Section 6.7        President. The President shall be the chief executive officer of the Corporation. Subject to the control of the Board of Directors, the President shall, in general, supervise and manage the business and affairs of the Corporation and shall see that the resolutions and directions of the Board of Directors are carried into effect. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the Board of Directors or these By-laws or where otherwise required by law, the President may execute for the Corporation certificates for its shares of stock (the issuance of which shall have been authorized by the Board of Directors), and any contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed or the' execution of which is in the ordinary course of the Corporation's business, and the President may accomplish such execution either under or without the seal of the Corporation and either individually or with the Secretary, any Assistant Secretary, or any other officer authorized by the Board of Directors or these Bylaws. In the absence of the Chairman of the Board or in the event of his inability to act or while such office is vacant, the President shall perform the duties of the Chairman of the Board and when so acting shall have all of the powers and authority of, and shall be subject to all of the restrictions upon, the Chairman of the Board. Subject to Section 13.5 of these By-laws, the President may vote all securities which the Corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the Corporation by the Board of Directors.

Section 6.8        Vice Presidents. In the absence of the President or in the event of his inability or refusal to act, the Vice President, if one shall have been elected (or in the event there is more than one Vice President, the Vice President designated Executive vice President by the Board of Directors and thereafter, or in the absence of such other designation, the Vice Presidents in the order otherwise designated by the Board of Directors, or in the absence of such other designation, in the order of their election), shall perform the duties of the President, and when so acting, shall have all the authority of and be subject to all the restrictions upon the President. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the Board of Directors or these By-laws or where otherwise required by law, the Vice President (or each of them if there are more than one) may execute for the Corporation certificates for its shares of stock (the issuance of which shall have been authorized by the Board of Directors), and any contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the Corporation and either individually or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors or these By-laws. The Vice Presidents shall perform such other duties as from time to time may be prescribed by the President or the Board of Directors.
Section 6.9        Chief Financial Officer. The Chief Financial Officer shall be the principal financial and accounting officer of the Corporation, shall perform all duties incident to Chief Financial Officer and such other duties as from time to time may be assigned by the President. Without limiting the foregoing, the Chief Financial Officer shall have primary responsibility for the Corporation's financial affairs; including without limitation, (a) keeping or causing to be kept correct and complete books and records of account, including a record of all receipts and disbursements; and (b) preparing or causing to be prepared, from time to time, financial statements of the Corporation at the request of the President or the Board of Directors.
Section 6.10        Treasurer. The Treasurer shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the President or the Chief Financial Officer of the Corporation.     Without limiting the foregoing, the Treasurer shall (a) have charge and custody of, and be responsible for, all funds and securities of the Corporation; and (b) deposit all funds and securities of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with these By-laws. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.
Section 6.11        Secretary. The Secretary shall (a) keep the minutes of the proceedings of the stockholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by the General Corporation Law of the State of Delaware; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all stock certificates prior to the issue thereof and to all documents the execution of which on behalf of the Corporation under its seal is necessary or appropriate; (d) keep or cause to be kept a register of the name and address of each stockholder, which shall be furnished to the Corporation by each such stockholder, and the number and class of shares held by each stockholder; (e) have general charge of the stock transfer books; and (f) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be prescribed by the President or the Board of Directors,
Section 6.12        Assistant Treasurers and Assistant Secretaries. In the absence of the Treasurer or Secretary or in the event of the inability or refusal of the Treasurer or Secretary to act, the Assistant Treasurer and the Assistant Secretary (or in the event there is more than one of either, in the order designated by the Board of Directors or in the absence of such designation, in the order of their election) shall perform the duties of the Treasurer and Secretary, respectively, and when so acting, shall have all the authority of and be subject to all the restrictions upon such office. The Assistant Treasurers and Assistant Secretaries shall also perform such duties as from time to time may be prescribed by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors. If required by the Board of Directors, an Assistant Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.
Section 6.13        Salaries. The salaries and additional compensation, if any, of the officers shall be determined from time to time by the Board of Directors; provided, no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.
ARTICLE VII

CERTIFICATES OF STOCK AND THEIR TRANSFER
Section 7.1        Shares Uncertificated. Except as otherwise provided in a resolution approved by the majority of the directors present, all shares of the Corporation shall be uncertificated shares beginning on October 23, 2007. Notwithstanding the foregoing, shares represented by a certificate issued prior to October 23, 2007, share be certificated shares until such certificate is surrendered to this Corporation.
Section 7.2        Transfer of Shares. The shares of the Corporation shall be transferable. The Corporation shall have a duty to register any such transfer provided there is presented to the Corporation or its transfer agents reasonable assurance that any such transfer and related endorsement is genuine and effective; and, provided that (x) the Corporation has no duty to inquire into adverse claims or has discharged any such duty; (y) any applicable law relating to the collection of taxes has been complied with; and (z) the transfer is in fact rightful or is to a bonafide purchaser. Upon registration of such transfer upon the stock transfer books of the Corporation, the certificates representing the shares transferred, if any, shall be cancelled and the shares transferred to the new record holder shall be uncertificated. The terms and conditions' described in the foregoing provisions of this Section shall be construed in accordance with the provisions of the Delaware Uniform Commercial Code, except as otherwise provided by the General Corporation Law of the State of Delaware. No new shares shall be issued until a like number of shares shall have been surrendered and cancelled. In case of a lost, destroyed, wrongfully taken or mutilated certificate new shares may be issued therefor upon such terms and indemnity to the Corporation as the President or the Board of Directors may prescribe consistent with applicable law.
ARTICLE VIII

DIVIDENDS
Subject to the provisions of the General Corporation Law of the State of Delaware and the Certificate of Incorporation of the Corporation, as may be amended or restated from time to time, the Board of Directors may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock.
ARTICLE IX

FISCAL YEAR
The fiscal year of the Corporation shall be fixed by the Board of Directors.
ARTICLE X

SEAL
The corporate seal shall have inscribed thereon .the name of the Corporation and the words "Corporate Seal" and "Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.
ARTICLE XI

WAIVER OF NOTICE
Whenever any notice is required to be given under these By-laws, the Certificate of Incorporation of the Corporation, as may be amended or restated from time to time, or the General Corporation Law of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving Of such notice.

ARTICLE XII
INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS
Section 12.1        Nature of indemnity. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”) by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation shall be indemnified and held harmless by the Corporation as provided in this ARTICLE XII and to the fullest extent which it is empowered to do so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, against all liabilities and expenses reasonably incurred by such person in connection with such proceeding, and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 12.2 hereof, the Corporation shall indemnify any such person 'seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Corporation. Notwithstanding any other provision of this ARTICLE XII, to the extent that any director or officer, or employee or agent (at the discretion of the Board of Directors of the Corporation pursuant to Section 12.6 of this ARTICLE XII), is by reason of such person's position, a witness, in any proceeding, such person shall be indemnified against all costs and expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith.
Section 12.2        Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the Corporation under Section 12.1 of this ARTICLE XII or advance of expenses under Section 12.5 of this ARTICLE XII shall be made promptly, and in any event within thirty (30) days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this ARTICLE XII is required, and the Corporation fails to respond within sixty (60) days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advances as granted by this ARTICLE XII shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the' required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
Section 12.3        Article Not Exclusive. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this ARTICLE XII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, as may be amended or restated from time to time, By-law, agreement, vote of stockholders or disinterested directors or otherwise.
Section 12.4        Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under this ARTICLE XII or under the General Corporation Law of the State of Delaware. The Corporation shall not be liable under this ARTICLE XII to make any payments of amounts otherwise indemnifiable hereunder if and to the extent that such indemnified person hereunder has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.
Section 12.5        Expenses. Expenses (including attorneys' fees) incurred by any person described in Section 12.1 of this ARTICLE XII in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation.
Section 12.6        Employees and Agents. Persons who are not covered by the foregoing provisions of this ARTICLE XII and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.
Section 12.7        Contract Rights. The provisions of this ARTICLE XII shall be deemed to be a contract right between the Corporation and each director or officer who serves in any such capacity at any time while this ARTICLE XII and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law are in effect, and any repeal or modification of any such law or this ARTICLE XII shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.
Section 12.8        Merger of Consolidation. For purposes of this ARTICLE XII, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE XII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.
Section 12.9        Severability. If any provision or provisions of this ARTICLE XII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, Legality and enforceability of the remaining provisions of this ARTICLE XII (including without limitation, each portion of any Section of this ARTICLE XII containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this ARTICLE XII (including, without limitation, each portion of any Section of this ARTICLE XII containing any such provision held to be invalid, illegal or unenforceable,, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
Section 12.10        Definitions. For purposes of this ARTICLE XII, (a) references to “other enterprises” shall include employee benefit plans; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; (d) references to “liabilities” and “expenses” shall include without limitation, liabilities, losses, damages, judgments, fines, penalties, amounts paid in settlement, expenses, and attorneys' fees and costs (including any fees and costs of any appellate proceedings); and (e) a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation.
Section 12.11        Certain Persons Not Entitled to Indemnification or Advancement of Expenses. Notwithstanding any other provision of this ARTICLE XII, no person shall be entitled to indemnification or advancement of any costs, expenses or the like under this Article with respect to any proceeding, or any claim therein, brought or made by such person against the Corporation, except as otherwise specifically provided in the fourth sentence of Section 12.2 hereof.
Section 12.12        Notices. Any notice, request or other communication required or permitted to be given to the Corporation under this ARTICLE XII shall be in writing and either delivered in person or sent by telex, telegram or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.
ARTICLE XIII

MISCELLANEOUS PROVISIONS
Section 13.1        Contracts. The Board of Directors may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and the President may so authorize any officer or agent with respect to contracts or instruments in the usual and regular course of its business. Such authority may be general or confined to specific instances.
Section 13.2        Loans. No loan shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.
Section 13.3        Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, or notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent as shall from time to time be authorized by the Board of Directors.
Section 13.4        Deposits. The Board of Directors may select banks, trust companies or other depositaries for the funds of the Corporation.
Section 13.5        Stock in Other Corporations. Shares of any other corporation which may from time to time be held by the Corporation may be represented and voted by the President, or by any proxy appointed in writing by or the President, or by any other person or persons thereunto authorized by the Board of Directors, at any meeting of stockholders of such corporation or by executing written consents with respect to such shares where stockholder action may be taken by written consent. Shares represented by certificates standing in the name of the Corporation may be endorsed for sale or transfer in the name of the Corporation by the President or by any other officer thereunto authorized by the Board of Directors    Shares belonging to the Corporation need not stand in the name of the Corporation, but may be held for the benefit of the Corporation in the name of any nominee designated for such purpose by the Board of Directors.
Section 13.6        Severability. If any provision of these By-laws, or its application of a provision to any person or circumstances, is held invalid, the remainder of these By-laws and the application of such provision to other persons or circumstances shall not be affected by such invalidity.

ARTICLE XIV

AMENDMENT
Except as provided in Section 3.16 hereof, these By-laws may be altered, amended or repealed and new by-laws may be adopted by the Board of Directors